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                                                                    Exhibit 3.12

                               STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                             DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 252(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

   FIRST: The name of the surviving corporation is Checkers Drive-In Restaurants, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Rally's Management, Inc., a Kentucky corporation.

   SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

   THIRD: The name of the surviving corporation is Checkers Drive-In Restaurants, Inc., a Delaware corporation.

   FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

   FIFTH: The merger is to become effective at 5:00 p.m. on December 26, 2001.

   SIXTH: The Agreement of Merger is on file at Checkers Drive-In Restaurants, Inc., 4300 West Cypress Street, Suite 600, Tampa, Florida 33607, the place of business of the surviving corporation.

   SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request without cost, to any stockholder of the constituent corporations.

   EIGHTH: The authorized capital stock of Rally's Management, Inc. consists of 1,000 shares of common stock, par value $0.00.

   IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 26th day of December, 2001.

                                        CHECKERS DRIVE-IN RESTAURANTS, INC., a
                                        Delaware corporation

                                                  /s/ Brian R. Doster
                                        By: ____________________________________
                                                      Brian R. Doster
                                             Vice President, Corporate Counsel
                                                       and Secretary